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                                                                      EXHIBIT 21

                          Technology Solutions Company

                          Subsidiaries of the Company

The following are all the subsidiaries of the Registrant and are included in its audited consolidated financial statements filed with its Annual Report on Form 10-K for the year ended December 31, 2000.

                                                                     Place of
Subsidiary (Year Organized or Acquired)                            Incorporation
----------------------------------------------------------         -------------
Technology Solutions Company de Mexico S.A. de C.V. (1995)            Mexico
TSC Europe (U.K.) Ltd (1999)                                          England
TSC South America, Inc. (1996)                                       Delaware
TSC Colombia, Inc. (1996)                                            Delaware
TSC Latin America, Inc. (1996)                                       Delaware
TSC Colombia S.A. (1996)                                             Colombia
OrTech Solutions Company (1996)                                      Delaware
TSC Asia, Inc. (1997)                                                Delaware
Technology Solutions Company Brasil LTDA (1997)                       Brazil
TSC Europe (France) SARL (1999)                                       France
Technology Solutions Company (TSC) Pte. Ltd.                         Singapore
Peer3 Incorporated (2000)                                            Delaware
TSC Canada Corp. (2000)                                               Canada

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